UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 3, 2025

WORKHORSE GROUP INC.

(Exact name of registrant as specified in its charter)

Nevada	001-37673	26-1394771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3600 Park 42 Drive, Suite 160E, Sharonville, Ohio 45241

(Address of principal executive offices) (zip code)

1 (888) 646-5205

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	WKHS	The Nasdaq Capital Market

Item 3.03. Material Modification to Rights of Security Holders.

As previously disclosed, on November 25, 2025, the stockholders of Workhorse Group Inc. (the “Company”) approved a proposal authorizing the Board of Directors of the Company (the “Board”) to effect a reverse stock split of the Company’s outstanding shares of common stock, par value $0.001 per share (the “Common Stock”), pursuant to Nevada Revised Statutes 78.2055, by a ratio of any whole number between 1-for-8 and 1-for-12, at any time prior to June 30, 2026, to be determined at the discretion of the Board.

Following stockholder approval, the Board approved a 1-for-12 reverse stock split of the Company’s issued and outstanding shares of Common Stock (the “Reverse Split”). The Reverse Split will be effective as of December 8, 2025, and the Common Stock is expected to begin trading on a split-adjusted basis on the Nasdaq Capital Market (“Nasdaq”) at market open on December 8, 2025. The authorized number of shares of Common Stock will not be affected by the Reverse Split.

As a result of the Reverse Split, every 12 shares of pre-Reverse Split Common Stock will be combined into one share of post-Reverse Split Common Stock, without any change in par value per share. Proportionate voting rights and other rights of Common Stockholders will not be affected by the Reverse Split, other than as a result of the treatment of fractional shares. No fractional shares will be issued in connection with the Reverse Split, and fractional shares resulting from the Reverse Split will be rounded up to the nearest whole share. As of November 19, 2025, there were 26,037,208 shares of Common Stock outstanding. As a result of the Reverse Split, we expect there will be approximately 2,169,768 shares of Common Stock outstanding, subject to certain adjustments, including as a result of rounding up fractional shares.

The Reverse Split is intended to allow the Company to company to comply with Nasdaq Listing Rules (the “Minimum Share Price Requirements”) applicable to the Company’s proposed merger with Motiv Power Systems, Inc. (the “Proposed Merger”), but there can be no assurance that the Reverse Split will have such effect. If we fail to meet the Minimum Share Price Requirements, the Proposed Merger may not be consummated, which could adversely affect the Company’s financial condition and business.

The trading symbol for the Common Stock will remain “WKHS,” and the new CUSIP number of the Common Stock following the Reverse Split will be 98138J503. The Company will adjust the exercise price, number of shares issuable on exercise or vesting and/or other terms of its outstanding stock options, warrants, restricted stock, and restricted stock units to reflect the effects of the Reverse Split.

The Company’s transfer agent, Empire Stock Transfer, Inc., is acting as the exchange agent for the Reverse Split.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of federal securities laws with respect to the Company. Forward-looking statements are predictions, projections, and other statements about future events based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication, including but not limited to: our ability to comply with the Minimum Share Price Requirements or maintain compliance with other Nasdaq Listing Rules; the ability of the Reverse Split to allow us to comply with the Minimum Share Price Requirements; and risks related to the substantial costs and diversion of personnel’s attention and resources due to these matters. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKHORSE GROUP INC.

Date: December 3, 2025	By:	/s/ James D. Harrington
	Name:	James D. Harrington
	Title:	General Counsel, Chief Compliance Officer and Secretary

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